Exhibit 99.2

FOR IMMEDIATE RELEASE

Media and Investor contact:

Christopher Bona

Head of Communications

312.292.5052

investorinfo@ryerson.com

Joseph T. Ryerson & Son, Inc. Launches Tender Offer and Consent Solicitation for its 9% Senior Secured Notes Due 2017

CHICAGO – May 10, 2016 –Ryerson Holding Corporation (NYSE: RYI) announced today that its wholly owned subsidiary, Joseph T. Ryerson & Son, Inc. (“JT Ryerson”), is commencing a cash tender offer and consent solicitation (the “Offer”) for any and all of the outstanding aggregate principal amount of its outstanding 9% Senior Secured Notes due 2017 (the “Notes”). The tender offer is scheduled to expire at 11:59 p.m., New York City time, on June 7, 2016, unless extended or earlier terminated (the “Expiration Time”).

In connection with the offer to purchase, JT Ryerson is soliciting consents to certain proposed amendments to the indenture governing the Notes to eliminate substantially all of the restrictive covenants, certain events of default and related provisions. Holders may not tender their Notes without delivering consents or deliver consents without tendering their Notes.

Holders of the Notes that are validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time on May 23, 2016, unless extended or earlier terminated (the “Consent Time”), and accepted for purchase, will receive the total consideration (as discussed below) of $1,022.50 per $1,000 principal amount of the Notes, together with accrued and unpaid interest up to, but not including, the settlement date. Holders of the Notes that are validly tendered and not properly withdrawn after the Consent Time but

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on or prior to the Expiration Time, and accepted for purchase, will receive the tender offer consideration (as discussed below) of $922.50 per $1,000 principal amount of the Notes, which is the total consideration less the consent payment (as discussed below), together with accrued and unpaid interest up to, but not including, the settlement date.

Payment for Notes validly tendered and not properly withdrawn on or prior to the Consent Time and accepted for purchase may be made at the option of JT Ryerson promptly after the Consent Time. Payment for Notes validly tendered and not properly withdrawn after the Consent Time and on or prior to the Expiration Time and accepted for purchase will be made promptly after the Expiration Time. The expected early settlement date is May 24, 2016.

The following table summarizes terms material to the determination of the total consideration to be received in the Offer per $1,000 principal amount of Notes that are validly tendered and not withdrawn prior to the Consent Time, as well as the tender offer consideration to be received in the Offer per $1,000 principal amount of Notes that are validly tendered after the Consent Time but on or prior to the Expiration Time:

Title of Security	CUSIP No.	Outstanding Principal Amount	Tender Offer Consideration (per $1,000 principal amount, as applicable)	Consent Payment (per $1,000 principal amount, as applicable)	Total Consideration (per $1,000 principal amount, as applicable)
9% Senior Secured Notes due 2017 issued by JT Ryerson	78375RA B9	$569.9 million	$992.50	$30.00	$1,022.50

JT Ryerson intends to fund the purchase of the Notes tendered and the payment of consents received in the Offer with the net proceeds from a concurrent offering (the “New Notes Offering”), in a transaction exempt from registration under the Securities Act of 1933, as amended, by JT Ryerson of $650 million aggregate principal amount of Senior Secured Notes due 2022 of JT Ryerson (together, the “New Notes”).

JT Ryerson’s obligations to accept for purchase, and to pay for, the applicable Notes validly tendered pursuant to the Offer is subject to (1) consummation of the New Notes Offering and (2) certain other customary conditions.

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The complete terms and conditions of the Offer is described in the Company’s Offer to Purchase and Consent Solicitation Statement, dated May 10, 2016 (the “Offer to Purchase”) respectively, copies of which may be obtained by contacting Ipreo LLC, the information agent for the Offer, at (212) 849-3880 (collect) or (888) 593-9546 (U.S. toll-free). BofA Merrill Lynch is the dealer manager for the Offer and the solicitation agent for the Consent Solicitation. Additional information concerning the Offer and Consent Solicitations may be obtained by contacting BofA Merrill Lynch, at (980) 388-3646 (collect) or (888) 292-0070 (U.S. toll-free).

This press release is for informational purposes only and is not a recommendation, an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The Offer is being made solely pursuant to the Offer to Purchase and related Letter of Transmittal that is being distributed to the holders of Notes. The tender offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Notes in any jurisdiction in which the making of the tender offer or the acceptance thereof would not comply with the laws of that jurisdiction.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities.

About Ryerson

Ryerson is a processor and distributor of metals with operations in the United States, Canada, Mexico and China. The company serves a variety of industries, including customers making products or equipment for the commercial ground transportation, metal fabrication and machine shops, industrial machinery and equipment, consumer durables, HVAC, construction, food processing and agriculture, as well as oil and gas. Founded in 1842, Ryerson is headquartered in the United States and has approximately 3,500 employees in approximately 100 locations.

Visit Ryerson at www.ryerson.com.

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Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations regarding certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

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